Susan E. Alderton
                                                    Chief Financial Officer
                                                               212.421.7202


                                                               EXHIBIT 99.1








FOR IMMEDIATE RELEASE



                    NL INDUSTRIES, INC. HAS NEW CONTROLLER



HOUSTON, TEXAS -- March 17, 1999 -- NL Industries, Inc. (NYSE: NL) announced today that it has appointed Robert D. Hardy as Vice President, Controller of NL Industries. Mr. Hardy, who has been with NL since 1993, also will continue to oversee the Company's tax affairs.

Susan E. Alderton, Chief Financial Officer of NL Industries said "Robert is a proven executive with a thorough understanding of NL's operations. He will be a great asset to the Company and our management team in his new position."

NL Industries, Inc. is a major international producer of titanium dioxide pigments.


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